Exhibit 3.35

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:35 PM 02/09/2011
FILED 02:35 PM 02/09/2011
SRV 110135218 - 4939047 FILE

CERTIFICATE OF FORMATION

OF

Lenc Software Holdings LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the “company”), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1.                                      The name of the limited liability company is

Lenc Software Holdings LLC

2.         The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904. County of Kent.

Executed on February 8, 2011.

/s/ Kathleen J. McJohn
Authorized Person

Name:	Kathleen J. McJohn
Title:	VP, General Counsel and Secretary